Exhibit 99.1

Media Contacts:
Jeff Baker	Bill Bartkowski
President	Partner
Analysts International	MeritViewPartners
Phone: 952-835-5900	Phone: 612-605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International Comments on Computer Horizons’
Shareholder Vote

Analysts Shareholders Overwhelmingly Supported Transaction; Company Expects Significant Growth and a Return to Profitability Going Forward

MINNEAPOLIS, September 2, 2005 – Analysts International (NASDAQ: ANLY) today discussed the Computer Horizons’ shareholder vote indicating an apparent rejection of the planned merger of the two companies.

Jeff Baker, President of Analysts International, stated, “Our voting shareholders approved this transaction with over 97% voting in favor.  This certainly validates that our rationale for pursuing this transaction was sound and well-reasoned.”

“Today, our Company is in a strong position to grow and expand the business organically” Baker continued.  “Recent contract awards and extensions put us in the enviable position of expecting to see revenues increase by 15% to 18% in the fourth quarter and our staffing headcount increase by over 150.  We believe that we are positioned to return to profitability in the fourth quarter and to continue to grow profitably through 2006, reaching revenue levels that we have not seen in many years.”

“We remain convinced that ours is an industry in need of change and, despite today’s setback, we will continue to look for opportunities to play a significant role in its inevitable consolidation,” Baker concluded.

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About Analysts International

Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada.  Lines of business include Full Service Staffing, which provides high demand resources for supporting a client’s IT staffing needs; Business Solutions Services, which provides business solutions and network infrastructure services; and Outsourcing Services, which provides onshore and offshore strategic solutions.  The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit http://www.analysts.com.

Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements contained herein, which are not strictly historical fact, are forward-looking statements.  Words such as “believes,” “intends,” “possible,” “expects,” “estimates,” “anticipates,” or “plans” and similar expressions are intended to identify forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the Company’s current expectations relating to future revenues, earnings, results of operations and future sales or growth.  The Company’s actual results may vary materially from those projected due to certain risks and uncertainties such as the general state of the economy, volume of business activity, continued need for its services by current and prospective clients, client cancellations or re-bidding of work, the Company’s ability to control and improve profit margins, including its ability to control operating and labor costs and hourly rates for its services, the availability and utilization of qualified technical personnel, the loss of a material contract, its ability to grow through new opportunities due to recently signed contracts and extensions with national accounts, its success with continued implementation of and investments in the solutions area.  For more information concerning risks and uncertainties to the Company’s business refer to the discussion in the “Market Conditions Business Outlook and Risks to Our Business” section in the Company’s Annual Report for the year ended January 1, 2005, and the Company’s prior Annual Reports on form10-Ks, 10-Qs, other Securities and Exchange Commission filings and investor relations materials.

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